Exhibit (s)(2)

                             POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the under-signed, Janet L. Schinderman, hereby constitutes and appoints Howard M. Singer the true and lawful agent and attorney-in-fact of the undersigned, with full power of such attorney-in-fact, with respect to the execution on her behalf, individually and in her capacity as trustee of Advantage Advisers Multi-Sector Fund I, a Delaware business trust (the "Trust"), of the Registration Statement on Form N-2, or any amendments (including post-effective amendments) thereto, of the Trust, and to file, or cause to be filed, the same, with any exhibits thereto, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended. The undersigned hereby gives to said agent and attorney-in-fact the full power and authority to act in the premises and to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting. The undersigned hereby ratifies and confirms all that said agent and attorney-in-fact or any substitute or substitutes may do by virtue hereof.

         /s/ Janet L. Schinderman
         ----------------------------
         Janet L. Schinderman